UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 17, 2010

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.

On December 17, 2010 our Compensation and Management Development Committee of the Board of Directors awarded an aggregate of 12,315 restricted stock units (“RSUs”) to its non-employee Directors. Each RSU entitles the grantee to receive, from the Company, one Common Share at the one year anniversary vesting date in accordance with the terms of the award agreement.

On December 17, 2010 the Compensation and Management Development Committee of the Board of Directors also granted stock options to its senior management in the amount of 53,646 shares, pursuant to and under the terms of the Met-Pro Corporation 2001, 2005 and 2008 Equity Incentive Plans (the “Plans”).   These options are intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986 as amended.   The Committee also granted stock options to its senior management in the amount of 71,802 shares.  These options are non-statutory under the Plans and not intended to be an incentive stock option under Section 422.  All of the options have an exercise price of $12.18 per share, the fair market value of the Company’s common stock on the date of grant.  The options are exercisable in three annual installments commencing on December 17, 2011.  The options expire ten years from the grant date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Following exhibits are filed herewith:

(10)(ce)    A copy of the Standard Form for the Restricted Stock Unit Award Agreement dated December 17, 2010.

(10)(cf)     A copy of the Standard Form for the Incentive Stock Option Agreement dated December 17, 2010.

(10)(cg)    A copy of the Standard Form for the Employee Non-Qualified Stock Option Agreement dated December 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

      Date:  March 8, 2011
MET-PRO CORPORATION

By: /s/ Gary J. Morgan
Gary J. Morgan,
Senior Vice President - Finance and Chief Financial Officer

Exhibit Index

Exhibit	Description
(10)(ce)	Standard Form for the Restricted Stock Unit Award Agreement dated December 17, 2010

(10)(cf)	Standard Form for the Incentive Stock Option Agreement dated December 17, 2010

(10)(cg)	Standard Form for the Employee Non-Qualified Stock Option Agreement dated December 17, 2010